ATSG Posts Improved 2014 Results As Aircraft Leasing Portfolio Grows
Year Marks Completion of Long-Term Agreements and Improved Cash Flow Generation
WILMINGTON, OH, March 5, 2015 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter and full year ended December 31, 2014.
For the fourth quarter of 2014:

•
Adjusted pre-tax earnings from continuing operations increased 19 percent to $17.7 million. The adjustments remove the effects of pension settlement charges, derivative transactions, and year-earlier impairment charges. These and other adjusted amounts referenced below are non-GAAP financial measures, defined and reconciled to comparable GAAP results in tables at the end of this release.

•
Adjusted net earnings from continuing operations increased 11 percent to $10.8 million, or 17 cents per share diluted. Operating loss carryforwards for U.S. federal income tax purposes offset much of the company’s federal tax liabilities. ATSG does not expect to pay significant federal income taxes until 2017 at the earliest.

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Revenues were $157.9 million, slightly higher than a year ago and up $19.5 million from the third quarter of 2014. Excluding revenues from reimbursable expenses, revenues decreased 3 percent compared to the fourth quarter of 2013. Increases in revenues from additional dry leases to external customers in 2014 offset the ending of Mideast ACMI operations for DHL in 2013.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) increased by 15 percent to $50.8 million from $44.3 million a year ago. Full year adjusted EBITDA grew by 14 percent to $179.5 million from $157.5 million in 2013.

In January, ATSG completed a multi-year commercial agreement with DHL that calls for the extension through March 2019 of the Boeing 767 freighter leases and operating services that ATSG has provided in support of DHL’s U.S. network for more than a decade. Dry leases for 13 ATSG-owned Boeing 767 freighters already leased to DHL were extended through March 2019, and two others operating for DHL will be converted to four year leases. ATSG’s businesses will continue to operate and maintain those aircraft through March 2019 under an amended and restated CMI (Crew, Maintenance and Insurance) Agreement.
Joe Hete, President and Chief Executive Officer of ATSG, said, “ATSG’s principal businesses made significant progress in 2014, as our leasing unit grew its portfolio of multi-year dry leases by 20 percent, to 24 aircraft, and our airlines turned in a strong holiday season performance to cap a successful year. In the fourth quarter, we achieved our best Adjusted EBITDA in six years, aided by full deployment of our available aircraft. Fundamental industry dynamics point toward an excellent year for air cargo companies in 2015, and we fully expect to benefit from these factors assuming these trends continue.”
ATSG’s GAAP net earnings for the fourth quarter reflect a one-time settlement option offered to certain beneficiaries of its qualified pension plans in December 2014. The response to the offer settled $98.7 million of pension obligations under two plans and led to pre-tax non-cash charges of $6.7 million to continuing operations and $5.0 million to discontinued operations in the fourth quarter of 2014. GAAP results for 2013 include a $52.6 million pre-tax impairment charge in the fourth quarter related to airline entity goodwill.

The one-time pension settlements, which will result in a reduction in future pension obligations and expense volatility, reduced net earnings from continuing operations by $0.07 per share and from discontinued operations by $0.05 per share in 2014. The impairment charges reduced 2013 net earnings by $0.82 per share.
Segment Results
Cargo Aircraft Management (CAM)

CAM	Fourth Quarter		Year
($ in thousands)	2014	2013	2014	2013
Revenues	$44,852	$41,922	$166,303	$160,342
Pre-Tax Earnings	14,478	16,228	53,159	66,208
Significant Developments:

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All of CAM’s $2.9 million increase in fourth-quarter revenue came from external customers, totaling $21.2 million for the quarter. Externally leased freighters increased to 24 during 2014, from 20 at the end of 2013.

•	Lower pre-tax earnings for the quarter reflect a $2.4 million increase in depreciation costs primarily attributable to fleet upgrades and expansion.

•
At December 31, 2014, CAM owned 53 Boeing cargo aircraft in serviceable condition. CAM added four aircraft in total during 2014, including first-quarter additions of one 757 combi and one 767-300 freighter, and two 767-300 freighters purchased in the third quarter from the lessor.

•
In February, we executed our 25th dry lease by placing a 767 with Cargojet, and we exercised a purchase option to acquire our 10th 767-300 freighter. This aircraft, which we previously leased in from a third party, will be deployed as our 26th external dry lease, as DHL has committed to take it through March 2019.

•	CAM’s earnings are expected to increase in 2015, as growth in leasing revenues under agreements completed over the last year exceeds increases in depreciation and other fixed charges.
ACMI Services

ACMI Services	Fourth Quarter		Year
($ in thousands)	2014	2013	2014	2013
Revenues
Airline services	$95,342	$100,399	$355,678	$376,592
Reimbursables	21,824	16,756	84,241	67,912
Total ACMI Services Revenues	117,166	117,155	439,919	444,504

Pre-Tax Earnings (Loss) Excluding Charges	1,482	(3,991)	(5,381)	(25,601)
Less Impairment Charge	—	(52,585)	—	(52,585)
Less Pension Settlement Charge	(6,700)	—	(6,700)	—
Pre-Tax Loss	(5,218)	(56,576)	(12,081)	(78,186)
Significant Developments:

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Total ACMI Services revenues were flat in the fourth quarter compared to the prior year quarter, and down $5.1 million excluding reimbursables. Increased holiday-season flying in the fourth quarter of 2014 did not entirely offset reductions in revenues from international operations since the fourth quarter of 2013. Airline services revenues grew more than $11 million from the third quarter of 2014.

ACMI block hours for the fourth quarter were down 10 percent from a year ago, but down 1 percent excluding those from Mideast operations in the prior-year period.

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Pre-tax profitability improved sharply for the quarter, excluding the effect of the pension settlement, as airline operating expenses declined. Principal factors were reductions in employee wages and benefit costs due to workforce reductions, and lower direct operating costs, including those costs for newer 757 combi aircraft.

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Results also reflect the reallocation of several aircraft from the airlines' fleets to CAM. Three 767 freighters were returned to CAM during 2014 for deployment to external dry-lease customers. Also, two of four DHL-owned 767s that ABX Air has leased and operated for DHL in the U.S. were returned in December 2014; the other two are expected to be returned by the end of this month.

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As results for the ACMI Services segment in 2015 will include the effect of higher pension expense, changes in pricing under the DHL agreements, additional airframe heavy maintenance checks, and other items, we anticipate 2015 pre-tax results for the segment will decline approximately $6 million from 2014.

Other Activities

Other Activities	Fourth Quarter		Year
($ in thousands)	2014	2013	2014	2013
Revenues	$36,938	$34,050	$142,294	$117,292
Pre-Tax Earnings Excluding Pension Settlement Costs	2,228	3,012	11,363	12,200

Significant Developments:

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External customer revenues from all other activities in the fourth quarter were $19.6 million, down 10 percent compared to 2013. Fourth-quarter revenues increased 5 percent for AMES, the company’s maintenance and repair business. However, the gain was offset by higher costs, including more costs for expanded hangar operations in Wilmington. Revenues from management of sorting centers for the U.S. Postal Service increased for the quarter and the full year. The company is in discussions with the USPS about renewal of postal center contracts, some of which would otherwise expire during 2015.

Outlook
ATSG now projects that its baseline Adjusted EBITDA from Continuing Operations for 2015 will be approximately $180 million, recognizing the offsetting effects of additional 767 dry leases, higher pension expense due to lower discount rates and pricing under its new DHL agreements, among other factors.
Capital expenditures are projected to decrease to approximately $80 million in 2015 compared to $112.2 million in 2014.
Hete noted that "In 2014, ATSG set the stage for several years of continued strong cash generation. New agreements with DHL that begin in April and continue through March 2019, together with the multi-year dry leases we have executed with other customers, provide excellent visibility of future revenue and cash flow. We plan to take advantage of our strong balance sheet and substantial cash flow to grow our businesses through selected investments that meet our ROIC hurdles. At the same time, in the second quarter, we plan to initiate the share repurchase program that our Board authorized last summer."
Conference Call
ATSG will host a conference call on Friday, March 6, 2015, at 10:00 a.m. Eastern time to review its financial results for the fourth quarter of 2014. Participants should dial (888) 895-5479 and international participants should dial (847) 619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 38990766. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on March 6, 2015, beginning at 2:00 p.m. and continuing through March 13, 2015, at (888) 843-7419 (international callers (630) 652-3042); use pass code 38990766#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control and reduce costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
REVENUES	$157,938	$156,963	$589,592	$580,023

OPERATING EXPENSES
Salaries, wages and benefits	43,470	48,612	166,526	175,383
Maintenance, materials and repairs	26,399	25,270	91,528	97,053
Depreciation and amortization	29,826	25,672	108,254	91,749
Fuel	13,188	11,219	53,521	49,376
Rent	5,727	6,940	26,650	27,468
Travel	4,481	4,785	17,662	18,693
Landing and ramp	2,541	2,940	10,305	11,204
Insurance	1,417	1,750	5,304	6,216
Pension settlement	6,700	—	6,700	—
Impairment of goodwill	—	52,585	—	52,585
Other operating expenses	9,904	11,197	38,617	37,111
	143,653	190,970	525,067	566,838

OPERATING INCOME	14,285	(34,007)	64,525	13,185
OTHER INCOME (EXPENSE)
Interest income	26	18	92	74
Interest expense	(3,324)	(3,749)	(13,937)	(14,249)
Net gain on derivative instruments	127	206	1,096	631
	(3,171)	(3,525)	(12,749)	(13,544)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,114	(37,532)	51,776	(359)
INCOME TAX EXPENSE	(4,455)	(5,308)	(19,702)	(19,266)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	6,659	(42,840)	32,074	(19,625)

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(2,948)	(1)	(2,214)	(3)
NET EARNINGS (LOSS)	$3,711	$(42,841)	$29,860	$(19,628)

EARNINGS (LOSS) PER SHARE - Basic
Continuing operations	$0.10	$(0.67)	$0.50	$(0.31)
Discontinued operations	(0.04)	—	(0.04)	—
NET EARNINGS (LOSS) PER SHARE	$0.06	$(0.67)	$0.46	$(0.31)

EARNINGS (LOSS) PER SHARE - Diluted
Continuing operations	$0.10	$(0.67)	$0.49	$(0.31)
Discontinued operations	(0.04)	—	(0.03)	—
NET EARNINGS (LOSS) PER SHARE	$0.06	$(0.67)	$0.46	$(0.31)

WEIGHTED AVERAGE SHARES
Basic	64,289	64,054	64,253	63,992
Diluted	65,222	64,054	65,211	63,992

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,560	$31,699
Accounts receivable, net of allowance of $812 in 2014 and $717 in 2013	43,513	52,247
Inventory	10,665	9,050
Prepaid supplies and other	11,898	9,730
Deferred income taxes	19,770	13,957
Aircraft and engines held for sale	715	2,995
TOTAL CURRENT ASSETS	117,121	119,678

Property and equipment, net	847,268	838,172
Other assets	28,230	21,143
Pension assets, net of obligations	—	14,855
Goodwill and acquired intangibles	39,010	39,291
TOTAL ASSETS	$1,031,629	$1,033,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,608	$34,818
Accrued salaries, wages and benefits	25,633	23,163
Accrued expenses	8,201	9,695
Current portion of debt obligations	24,344	23,721
Unearned revenue	12,914	8,733
TOTAL CURRENT LIABILITIES	111,700	100,130
Long term debt	319,750	360,794
Post-retirement obligations	92,050	30,638
Other liabilities	57,647	62,740
Deferred income taxes	102,993	109,869

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,854,950 and 64,618,305 shares issued and outstanding in 2014 and 2013, respectively	649	646
Additional paid-in capital	526,669	524,953
Accumulated deficit	(96,953)	(126,813)
Accumulated other comprehensive loss	(82,876)	(29,818)
TOTAL STOCKHOLDERS’ EQUITY	347,489	368,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,031,629	$1,033,139

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
CAM	$44,852	$41,922	$166,303	$160,342
ACMI Services
Airline services	95,342	100,399	355,678	376,592
Reimbursables	21,824	16,756	84,241	67,912
Total ACMI Services	117,166	117,155	439,919	444,504
Other Activities	36,938	34,050	142,294	117,292
Total Revenues	198,956	193,127	748,516	722,138
Eliminate internal revenues	(41,018)	(36,164)	(158,924)	(142,115)
Customer Revenues	$157,938	$156,963	$589,592	$580,023

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	14,478	16,228	53,159	66,208
ACMI Services	1,482	(3,991)	(5,381)	(25,601)
Other Activities	2,228	3,012	11,363	12,200
Pension settlement charge	(6,700)	—	(6,700)	—
Goodwill impairment charge	—	(52,585)	—	(52,585)
Net, unallocated interest expense	(501)	(402)	(1,761)	(1,212)
Net gain (loss) on derivative instruments	127	206	1,096	631
Total Pre-tax Earnings	$11,114	$(37,532)	$51,776	$(359)

Adjustments to Pre-tax Earnings
Add pension settlement cost	6,700	—	6,700	—
Add goodwill impairment charge	—	52,585	—	52,585
Less net (gain) loss on derivative instruments	(127)	(206)	(1,096)	(631)
Adjusted Pre-tax Earnings	$17,687	$14,847	$57,380	$51,595

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains or losses, plus a pension settlement charge and goodwill impairment charge. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Earnings from Continuing Operations Before Income Taxes	$11,114	$(37,532)	$51,776	$(359)
Interest Income	(26)	(18)	(92)	(74)
Interest Expense	3,324	3,749	13,937	14,249
Depreciation and Amortization	29,826	25,672	108,254	91,749
EBITDA from Continuing Operations	$44,238	$(8,129)	$173,875	$105,565
Add pension settlement charge	6,700	—	6,700	—
Add goodwill impairment charge	—	52,585	—	52,585
Less net (gain) loss on derivative instruments	(127)	(206)	(1,096)	(631)

Adjusted EBITDA from Continuing Operations	$50,811	$44,250	$179,479	$157,519

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations plus a pension settlement charge and a goodwill impairment charge and less derivative gains or losses.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS
NON-GAAP RECONCILIATION
(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2014			December 31, 2014
		Per Share			Per Share
	Earnings	Basic	Diluted	Earnings	Basic	Diluted

Earnings (loss) from continuing operations	6,659	$0.10	$0.10	32,074	$0.50	$0.49
Effect of pension settlement charge, net of tax	4,147	0.07	0.07	4,147	0.06	0.07
Adjusted earnings from continuing operations	10,806	$0.17	$0.17	36,221	$0.56	$0.56

Weighted Average Shares		64,289	65,222		64,253	65,211

	Three Months Ended			Year Ended
	December 31, 2013			December 31, 2013
		Per Share			Per Share
	Earnings	Basic	Diluted	Earnings	Basic	Diluted

Earnings (loss) from continuing operations	(42,840)	$(0.67)	$(0.67)	(19,625)	$(0.31)	$(0.31)
Effect of goodwill impairment charge	52,585	0.82	0.82	52,585	0.83	0.82
Adjusted earnings from continuing operations	9,745	$0.15	$0.15	32,960	$0.52	$0.51

Weighted Average Shares		64,054	65,004		63,992	64,857

Adjusted earnings and adjusted earnings per share from continuing operations are a non-GAAP financial measures and should not be considered as alternatives to earnings or earnings per share from continuing operations or any other performance measure derived in accordance with GAAP.

Adjusted earnings from continuing operations is defined as earnings (loss) from continuing operations plus a pension settlement charge and goodwill impairment charge. The goodwill impairment charge is not deductible for income tax purposes.

Management uses adjusted earnings and adjusted earnings per share from continuing operations to assess the performance of its operating results. Adjusted earnings from continuing operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			December 31,			December 31,
	2013			2014			2015 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	38	36	2	36	36	—
B767-300	8	6	2	10	9	1	10	10	—
B757-200	4	4	—	4	4	—	4	4	—
B757 Combi	3	3	—	4	4	—	4	4	—
Total Aircraft	55	49	6	56	53	3	54	54	—

Owned Aircraft In Serviceable Condition
	December 31,			December 31,			December 31,
	2013			2014			2015 Projected

ATSG airlines		29			28			27-29
External customers		20			24			25-27
Staging/Unassigned		—			1			—
		49			53			54